Exhibit 99.1
N e w s   R e l a s e

Contact:
Rich Cockrell
Vice President, Investor Relations
770/767-4500
MATRIA REPORTS 2006 RESULTS AND ANNOUNCES
QUARTERLY GUIDANCE FOR 2007
     Marietta, GA, February 22, 2007 — Matria Healthcare, Inc. (NASDAQ: MATR) announced today its financial results for the fourth quarter and year ended December 31, 2006.
     On January 6, 2006, the Company announced its strategic decision to divest Facet Technologies and Dia Real, its foreign diabetes services operation in Germany. The sales of those businesses were completed in 2006, and their results of operations are included in discontinued operations for all periods presented. The comparison between 2005 and 2006 results is for the Company’s continuing operations, which include its Health Enhancement segment, comprised of its disease management, wellness, productivity enhancement, maternity management and informatics operations.
2006 Full Year Results
     Revenues for the year ended December 31, 2006, increased 88% to $336.1 million, compared to $179.2 million in 2005. Before the effects of share-based compensation expense, 2006 earnings from continuing operations were $23.3 million, or $1.08 per diluted share, compared to $4 million, or $0.20 per diluted share in 2005. Including share-based compensation expense of $7 million or $0.22 per diluted share, earnings from continuing operations for the year ended December 31, 2006, were $18.5 million, or $0.85 per diluted share.
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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

     Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year were $82.6 million, compared to $14.7 million in 2005, excluding the effect of share-based compensation expense in 2006.
     Revenues for the Company’s wellness and disease management operations more than doubled in 2006 to $228.6 million, compared to $77.4 million in 2005. The improved results reflect a successful year in which the operations of three acquisitions — CorSolutions, WinningHabits and Miavita – were effectively integrated into the Company’s operations.
     Maternity management revenues increased 6% to $107.5 million in 2006, compared to $101.8 million in 2005. The largest component of growth was the Company’s MaternaLink® program, which provides obstetrical risk assessment and condition/disease management services for high-risk pregnancies.
     Parker H. “Pete” Petit, Chairman and CEO, stated, “During 2006, we completed our transition to a company focused on total population health, which includes disease management, wellness and productivity enhancement. We had a very successful year integrating our acquisitions and completing our divestitures. We reduced our debt, and we now have a balance sheet commensurate with our operations and future growth opportunities. Our 2006 results clearly demonstrate the efficiency of our operations in terms of profitability and EBITDA.”
Fourth Quarter 2006 Results
     Revenues for the fourth quarter of 2006 increased 82% to $88.4 million, compared to $48.6 million in the fourth quarter of 2005. Excluding the impact of share-based compensation, earnings from continuing operations for the quarter ended December 31, 2006, increased to $7.0 million, or $0.32 per diluted share, compared to $1.5 million, or $0.07 per diluted share reported in the fourth quarter of 2005. Including share-based compensation expense of $1.9 million, or $0.06 per diluted share, earnings
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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

from continuing operations for the fourth quarter of 2006 were $5.7 million, or $0.26 per diluted share.
     EBITDA for the fourth quarter of 2006 increased to $22.5 million, compared to $4.5 million in the fourth quarter of 2005, excluding the effect of share-based compensation expense in 2006.
     Wellness and disease management revenues grew during the fourth quarter of 2006 to $61 million, from $23.3 million reported in the fourth quarter of 2005. Maternity management revenues increased 8% to $27.4 million, compared to $25.3 million reported in the fourth quarter of 2005. This increase in revenues fell short of the Company’s forecast due to greater than anticipated effects of seasonality.
     Cash flow from continuing operations was better than expected, totaling $19.3 million, an increase of more than $10 million from the prior quarter. The increase in cash flow was driven primarily by a reduction in accounts receivable.
2007 Guidance
     To give greater visibility to the sequential progression of the guidance issued December 18, 2006, a quarterly revenues and earnings summary has been provided in the table below. The Company’s quarterly guidance incorporates the 2007 impact of the previously communicated 2007 backlog, all known and estimated unknown revenue attrition, potential new and expanded business from the Company’s pipeline and new product introductions.

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	YE 2007
Revenues (in millions)	$85-$86	$88-$90	$95-$98	$102-$106	$370-$380
Earnings per diluted share
Before share-based compensation	$0.26-$0.28	$0.29–$0.31	$0.40-$0.42	$0.58-$0.59	$1.53-$1.60
Share-based compensation	(0.08) - (0.07)	(0.09) - (0.08)	(0.09) - (0.08)	(0.09) - (0.08)	(0.35) - (0.31)

Reported earnings per diluted share	$0.18-$0.21	$0.20-$0.23	$0.31-$0.34	$0.49-$0.51	$1.18-$1.29
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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

     As previously communicated, the Company will be deferring a portion of the revenues from new client implementations, including Wellmark, particularly in the first two quarters of 2007, until the outcomes data prove that the applicable performance criteria have been met, and the deferred revenues can be recognized. The recognition of the deferred revenues are expected to contribute to substantial growth in revenue and profit in the third and fourth quarters of 2007. Additionally, the Company reported that it expects to implement at least 35 new clients in the first quarter of 2007.
     Richard M. Hassett, M. D., President and COO, commented, “Our expectations for 2007 and the sequential quarter-over-quarter growth that accelerates in the third and fourth quarters are driven by a number of factors. The Wellmark account is being implemented late in the first quarter and should begin to materially impact our revenues in the second half of the year. Contributing to the significant second half revenue increase is the expectation for the recognition of previously deferred revenues from Wellmark and other clients implemented early in 2007 and late in 2006. Our MaternaLink® program in our maternity management business is also expected to generate significant growth in the third and fourth quarters. Also, pipeline activity for our existing products, including our recently announced Physician-Patient Care Alerts product, is expected to contribute to third and fourth quarter revenue growth. Lastly, our strategic alliance with Secured Independence is generating traction in the long-term care insurance industry, and we expect to receive a number of business awards from this sales channel that will commence revenue production in the third and fourth quarters.”
     The Company also reaffirmed its full-year 2007 EBITDA guidance of $101 to $103 million before the effect of share-based compensation.
     “Looking ahead, Matria will continue to deliver thought-leading product solutions to the Health Enhancement industry. Our business model has evolved from the traditional disease management model, one that focuses on chronic conditions, to Total Population Health Enhancement. The key ingredients in delivering solutions that improve the health of our clients’ entire populations are the data that we develop and the
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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

technology that we use to disseminate that data to physicians and patients. This year, you will see Matria transition into an organization that will extract value from its integrated health data by combining it with technology solutions that enable the patient, physician and employer to improve health and outcomes,” said Petit.
     A listen-only simulcast and replay of Matria Healthcare’s fourth quarter and year-end conference call will be available online at the Company’s website at www.matria.com or at www.fulldisclosure.com on February 23, 2007, beginning at 9:00 a.m. Eastern time.
ABOUT MATRIA HEALTHCARE
     Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans, employers and government agencies. Matria is dedicated to developing better educated, motivated and self-enabled healthcare consumers and supporting clinicians in managing the care of their patients. The Company manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, musculoskeletal and chronic pain, depression, obesity, and other conditions. Matria delivers programs that address wellness, healthy living, productivity improvement and patient advocacy, and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through nearly 50 offices around the United States. More information about Matria can be found online at www.matria.com.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements. Such statements include but are not limited to the Company’s quarterly and annual financial expectations for fiscal year 2007, estimated unknown revenue attrition, potential new and expanded business from the Company’s pipeline and new product introductions, growth of
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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

     MaternaLink® revenues, business awards through the Secured Independence sales channel, the ability to recognize deferred revenues, impact of the Wellmark account on revenues and profit, the 2007 revenue effect of the backlog, the combination of data and technology solutions and the resultant improvement of the health of entire populations, the Company’s ability to extract value from its integrated health data, the success of the integration of CorSolutions, WinningHabits and Miavita into the Company’s operations and the Company’s future growth opportunities. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations, failure to meet contractual performance criteria necessary to recognize deferred revenues, failure to realize anticipated revenues from the Wellmark account, backlog, pipeline, new product introductions, the Secured Independence sales channel or MaternaLink ® , delays in contract implementation, higher than expected revenue attrition, unanticipated integration issues, failure to achieve anticipated synergies, lower than anticipated profit margins, reduced cash flows from operations, unanticipated uses of cash, higher than expected interest rates, technology failures, delays in implementation of new technology solutions, the adoption of new accounting pronouncements, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2005. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.
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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues	$88,420	$48,580	$336,139	$179,231

Cost of revenues	29,820	19,947	109,924	72,972
Selling and administrative expenses	40,176	25,041	159,021	94,291
Provision for doubtful accounts	1,308	872	4,093	3,493
Amortization of intangible assets	1,786	285	7,144	365

Operating earnings from continuing operations	15,330	2,435	55,957	8,110
Interest income (expense), net	(6,509)	14	(26,043)	(1,589)
Other income, net	450	89	1,329	226

Earnings from continuing operations before income taxes	9,271	2,538	31,243	6,747
Income tax expense	(3,578)	(1,028)	(12,768)	(2,733)

Earnings from continuing operations	5,693	1,510	18,475	4,014

Discontinued Operations:
Earnings (loss) from discontinued operations, net of tax	141	(2,864)	5,300	9,949
Gain on disposal of discontinued operations, net of tax	5,267	—	22,192	—

Earnings (loss) from discontinued operations	5,408	(2,864)	27,492	9,949

Net earnings (loss)	$11,101	$(1,354)	$45,967	$13,963

Net (loss) earnings per common share:
Basic
Continuing Operations	$0.27	$0.07	$0.88	$0.21
Discontinued Operations	0.25	(0.14)	1.31	0.53

	$0.52	$(0.07)	$2.19	$0.74

Diluted
Continuing Operations	$0.26	$0.07	$0.85	$0.20
Discontinued Operations	0.25	(0.13)	1.27	0.50

	$0.51	$(0.06)	$2.12	$0.70

Weighted average shares outstanding:
Basic	21,229	20,752	21,025	18,795

Diluted	21,782	21,769	21,665	19,874

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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Balance Sheets
(Amounts in thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$19,839	$22,758
Restricted cash	1,372	550
Trade accounts receivable, net	52,985	33,996
Assets held for sale	—	132,455
Prepaid expenses and other current assets	8,759	6,588
Deferred income taxes	8,087	8,629

Total current assets	91,042	204,976

Property and equipment, net	38,950	26,430
Goodwill, net	500,830	69,248
Other intangibles, net	55,891	6,935
Deferred income taxes	3,733	10,666
Other assets	13,622	4,952

	$704,068	$323,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and obligations under capital leases	$4,197	$1,021
Accounts payable, principally trade	13,846	10,702
Liabilities related to assets held for sale and other discontinued operations	—	31,042
Unearned revenue	13,493	7,205
Other accrued liabilities	76,302	13,412

Total current liabilities	107,838	63,382

Long-term debt and obligations under capital leases, excluding current installments	275,938	2,099
Other long-term liabilities	8,039	5,788

Total liabilities	391,815	71,269

Shareholders’ equity	312,253	251,938

	$704,068	$323,207

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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Reconciliation of Operating Earnings from Continuing Operations As Reported to Operating Earnings from Continuing Operations Excluding Share-Based Compensation
Operating earnings from continuing operations as reported	$15,330	$2,435	$55,957	$8,110
Add share-based compensation	1,855	—	6,986	—

Operating earnings from continuing operations excluding share-based compensation	$17,185	$2,435	$62,943	$8,110

Reconciliation of Earnings from Continuing Operations As Reported to Earnings from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations as reported	$5,693	$1,510	$18,475	$4,014
Add share-based compensation, net of tax	1,293	—	4,841	—

Earnings from continuing operations excluding share-based compensation	$6,986	$1,510	$23,316	$4,014

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations	$5,693	$1,510	$18,475	$4,014
Interest expense (income), net	6,509	(14)	26,043	1,589
Income tax expense	3,578	1,028	12,768	2,733
Depreciation and amortization	4,851	2,002	18,352	6,359
Share-based compensation	1,855	—	6,986	—

EBITDA excluding share-based compensation	$22,486	$4,526	$82,624	$14,695

Reconciliation of Diluted Earnings Per Common Share from Continuing Operations As Reported to Diluted Earnings Per Common Share from Continuing Operations Excluding Share-Based Compensation
Diluted earnings per common share as reported	$0.26	$0.07	$0.85	$0.20
Add share-based compensation, net of tax	0.06	—	0.23	—

Diluted earnings per common share excluding share-based compensation	$0.32	$0.07	$1.08	$0.20

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Matria Healthcare Reports 2006 Results and Announces Quarterly Guidance for 2007
February 22, 2007

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measure for 2007 Guidance
(Amounts in millions)

Reconciliation of Earnings from Continuing Operations to EBITDA from
Continuing Operations Before Share-Based Compensation	Low	High
Earnings from continuing operations	$26	$28
Share-based compensation	11	10
Income tax expense	19	20
Interest expense, net	24	24
Depreciation and amortization	21	21

EBITDA before share-based compensation	$101	$103

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